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                                                                   Exhibit 10.12


                       [PROGRESSIVE NETWORKS LETTERHEAD]




James Wells
8405 Southeast 47th Place
Mercer Island, Washington 98040

May 2, 1995

Dear James:

As you know, I am extremely pleased to offer you employment at Progressive Networks as Vice President, Sales and Service.

This offer is for a full-time, exempt, regular position with Progressive Networks, carrying the standard Progressive Networks benefits. Your salary will be $90,000 per year. Your benefits include, together with those required by law, coverage by a medical, prescription and long term disability insurance plan selected by Progressive Networks (PN).

You will also earn equity in PN under the terms of PN's staff stock option plan. Your grant is options on 275,000 shares, and is subject to the vesting and all other provisions contained in the plan.

You will also have the opportunity to earn a performance-based bonus. You will first become eligible for this bonus, which will be in the range of 25-33% of salary, after PN has begun to earn sales revenues. The bonus will be payable every six months, and will hinge on your performance against both revenue and management goals in the two quarters (with equal weighting given to each set of goals). After PN has become profitable, we will consider whether changes in the bonus plan are desirable.

You will also receive the standard holidays each year (e.g. The Fourth of July, New Years Day, etc...), on a schedule to be determined by PN. You will also receive ten days paid vacation per year. In your first year, these vacation days are earned at the rate of one day per month worked after your first two months of employment. In subsequent years, these vacation days are earned at the rate of .83 days for each month worked. You will also earn one paid sick day for each month worked. After January 1st of each year, you are eligible to take the full annual vacation benefit to be earned in that year, provided it is scheduled in advance with me. You are also eligible, as of January 1st, should your ill health require it, to take the full sick day benefit to be earned in that year. Vacation earned but not taken in excess of ten days a year cannot be carried over into a new calendar year. Sick days earned but not taken cannot be carried over into a new calendar year. Should your employment with Progressive Networks end, your final paycheck will be adjusted to account for any positive or negative vacation day balance and for any sick days taken but not earned.

All inventions, discoveries, improvements to existing technology, and computer software which you conceive, develop, or first actually reduce to practice, either alone or with others, during your employment at PN and for three (3) months thereafter (collectively, the "Inventions"), is work for hire, and ownership of any intellectual property arising from or related to the Inventions shall be the sole and exclusive property of PN. If for any reason the Inventions or any portion thereof is







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deemed not to be a work made for hire, then you hereby irrevocably, absolutely and unconditionally assign to PN (a) all of your right, title and interest in and to the Inventions or portion thereof (whether arising under patent law, copyright law, trade secret law, or otherwise), including to the extent applicable, but not limited to, the exclusive rights enumerated in 17 U.S.C.
Section 106, and all extensions and renewals thereof, and (b) all moral rights with respect to the Inventions, including but not limited to any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications relating to the Inventions. All duties performed by you for PN and all communications between you and PN are subject to the Agreement Restricting Use and Disclosure of Proprietary and Confidential Information (the "Non-Disclosure Agreement") previously executed by you and PN.

NOTICE: THIS AGREEMENT DOES NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITIES OR TRADE SECRET INFORMATION OF PN WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON YOUR OWN TIME, UNLESS (A) THE INVENTION RELATED (1) DIRECTLY TO THE BUSINESS OF PN, OR (2) TO PN'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (B) THE INVENTION RESULTS FROM ANY WORK PERFORMED BY YOU FOR PN.

This offer is contingent on you providing evidence of employability as required by federal law.

We are excited about the prospect of you joining Progressive Networks and look forward to a long and mutually rewarding term of employment.

This offer is valid until May 8, 1995.

Sincerely,

/s/ ROBERT GLASER
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Rob Glaser
President & CEO
Progressive Networks


I have read and agree to the above terms of employment, which represent a full, complete and fair statement of the offer of employment made to me by Progressive Networks.


James Wells

/s/ JAMES H. WELLS
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Date:   5/3/95
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